Results of October 11, 2001 shareholder meeting
(Unaudited)



	An annual meeting of shareholders of the fund was held on
	October 11, 2001. At the meeting, each of the nominees for
	Trustees was elected, as follows:
					Common Shares

						 Votes
				   Votes for	withheld
	Jameson Adkins Baxter     41,350,591
	678,919
	Charles B. Curtis	41,305,998
	723,512
	Ronald J. Jackson	41,347,030
	682,480
	Paul L. Joskow	41,348,135		681,375
	Elizabeth T. Kennan	41,319,747
	709,763
	Lawrence J. Lasser	41,332,655
	696,855
	John H. Mullin III	41,339,878
	689,632
	George Putnam, III	41,287,966
	741,544
	A.J.C. Smith	41,322,268		707,242
	W. Thomas Stephens	41,335,935
	693,575
	W. Nicholas Thorndike	41,314,375
	715,135

					Preferred Shares

						 Votes
				   Votes for	withheld
	Jameson Adkins Baxter               1,614
	      -
	Charles B. Curtis	          1,614
-
	John A. Hill	          1,614
-
	Ronald J. Jackson	          1,614
-
	Paul L. Joskow	          1,614
-
	Elizabeth T. Kennan	          1,614
-
	Lawrence J. Lasser	          1,614
-
	John H. Mullin III	          1,614
-
	Robert E. Patterson	          1,614
-
	George P..utnam, III	          1,614
-
	A.J.C. Smith	          1,614
-
	W. Thomas Stephens	          1,614
-
	W. Nicholas Thorndike	          1,614
-

	All tabulations are rounded to nearest whole number.